Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Christopher & Banks Corporation:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-95109, 333-95553, 333-132378, 333-136388, 333-146625, 333-153170, 333-170249, 333-189423, 333-190132 and, 333-197543) and on Form S-3 (Nos. 333-181671 and 333-181671) of Christopher & Banks Corporation of our reports dated March 18, 2016, with respect to the consolidated balance sheets of Christopher & Banks Corporation and subsidiaries as of January 30, 2016 and January 31, 2015, and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity, and cash flows for each of the fiscal years in the three-year period ended January 30, 2016, and the effectiveness of internal control over financial reporting as of January 30, 2016, which reports  appear in the January 30, 2016 annual report on Form 10-K of Christopher & Banks Corporation.

/s/ KPMG LLP

Minneapolis, Minnesota
March 18, 2016